Exhibit 10.66

SECOND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement is entered into as of December 14, 2016 (the “Amendment”), by and between HERITAGE BANK OF COMMERCE (“Bank”) and BRIDGELINE DIGITAL, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 9, 2016 and as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of August 15, 2016 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.     Bank hereby waives Borrower’s compliance with Section 6.9(c) of the Agreement for the period ended September 30, 2016. Bank does not waive Borrower’s obligations under such section after the date hereof and as amended hereby.

2.     Bank hereby approves Perkins Engines Company Limited as an “Eligible Foreign Account” for all purposes under the Agreement.

3.     Section 6.9(c) of the Agreement is amended and restated in its entirety to read as follows:

(c)     Minimum Cash. Borrower shall maintain at all times at least $250,000 in unrestricted cash in its accounts at Bank.

4.     Exhibit D to the Agreement is replaced in its entirety with Exhibit D attached hereto.

5.     Bank hereby accepts Borrower’s updated Financial Plan for fiscal year ending September 30, 2017, and Exhibit E to the Agreement is replaced in its entirety with Exhibit E attached hereto.

6.     Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7.     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

8.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

9.     As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)     the original signed Amendment duly executed by Borrower;

(b)     payment of all Bank Expenses incurred through the date of this Amendment; and

(c)     such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BRIDGELINE DIGITAL, INC. By: /s/Michael D. Prinn Name: Michael D. Prinn Title: CFO
HERITAGE BANK OF COMMERCE By: /s/ Karla Schrader Name: Karla Schrader Title: Vice President